Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$6,243,130
Unrealized Gain (Loss) on Market Value of Futures	(971,380)
Dividend Income	743
Interest Income	414
ETF Transaction Fees	1,050
Total Income (Loss)	$5,273,957

Expenses
General Partner Management Fees	$35,954
Brokerage Commissions	4,386
Non-interested Directors' Fees and Expenses	489
Prepaid Insurance Expense	424
Other Expenses	9,898
Total Expenses	51,151
Expense Waiver	(2,708)
Net Expenses	$48,443
Net Income (Loss)	$5,225,514

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/12	$48,473,346
Additions (150,000 Units)	12,285,095
Withdrawals (50,000 Units)	(4,124,027)
Net Income (Loss)	5,225,514

Net Asset Value End of Month	$61,859,928
Net Asset Value Per Unit (750,000 Units)	$82.48

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612